Exhibit 99.1

Corporate Overview March , 2017 CAELUM BIOSCIENCES

Forward Looking Statements 2 Statements in this presentation that are not descriptions of historical facts are forward - looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 . We have attempted to identify forward - looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology . Forward - looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price . Factors that could cause actual results to differ materially from those currently anticipated are risks relating to : results of research and development activities ; uncertainties relating to preclinical and clinical testing ; our growth strategy ; our ability to obtain, perform under and maintain financing and strategic agreements and relationships ; our dependence on third party suppliers ; our ability to obtain, perform under and maintain financing and strategic agreements and relationships ; our ability to attract, integrate, and retain key personnel ; the early stage of products under development ; our need for substantial funds ; government regulation ; patent and intellectual property matters ; and competition . We expressly disclaim any obligation or undertaking to update or revise any statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances after the date of this presentation . .

About Us 3 Caelum Biosciences, a Fortress Biotech Company, is a clinical stage biotechnology company developing treatments for rare and life - threatening conditions . Caelum’s lead asset, CAEL - 101 , is a novel antibody in Phase 1 b clinical trials that is being developed for patients with AL Amyloidosis . Michael Spector, CEO

CAEL - 101 Opportunity Overview in AL Amyloidosis AL Amyloidosis effects major organs leading to a high mortality CAEL - 101 well - tolerated and sustained organ response in Phase 1 Preparing for Phase 2 Broad protection through regulatory exclusivity and IP Pioneering antibody developed to specifically target AL Fibrils Potential Best - in - Class treatment to dissolve amyloid deposits 4 30 , 000 - 45 , 000 patients in the US and EU, 4 , 500 newly diagnosed patients per year

Amyloid Fibrils Formation in Tissue 5 Misfolded protein AL Amyloidosis patients Misfolded proteins collect together Collection of misfolded protein creates Amyloid fibrils Plasma Cells Plasma Cells Produce Proteins Normal Protein cell Bone marrow produce plasma cell Bone Amyloid Fibrils deposit in tissues Normal Plasma Protein Cell Production Mechanism of Amyloid Formation in Tissues

AL Amyloidosis Impact on Organs & Tissue 60% - 80% of patients - leads to end - stage kidney disease 65% - 75% of patients - leads to heart failure and high mortality 20% - 45% of patients - peripheral neuropathy leading to pain, numbness, and weakness 6 5% - 35% - Other o rgans

Survival Post Diagnosis * Surviving Percentage Months Follow Up *1997 - 2006 0 12 24 36 48 60 100 40 60 80 20 0 Kumar et al, Mayo Clinic Proc, 2011 86(1):12 - 8. 1 Year Mortality - 47% Median Mortality - 1.5 Years AL Amyloidosis Mortality Remains High 7 5 Year Mortality - 72%

CAEL - 101 Summary 8 Pioneering antibody that lead to new treatment discovery κ Bence Jones protein isolated and used to develop CAEL - 101 Dissolves human AL λ and κ in preclinical studies Interim Phase 1 data of 21 Patients, CAEL - 101 is well - tolerated and safe showing no dose limiting toxicity Interim Phase 1 data demonstrates 67% of Patients with organ response independent of light chain sub - type Sustained organ response even after a single dose Planning for Phase 2 underway

CAEL - 101 binds to Liver and Bone Amyloid Fibrils Wall, JS et al. Blood. 2010 Sep 30;116(13):2241 - 4. Specificity of Antibody Binding 9 Radiolabeled CAEL - 101

Day - 1 Day - 14 Human Amyloid deposits injected in Mice Untreated Mice CAEL - 101 Treated Mice Wall, JS et al, Tijdschr Nucl Geneeskd. 2011 Dec;33(4):807 - 814 and Wall, JS et al, Blood 2010;116:2241 - 2244 Day - 14 Day - 1 A myloidomas Dissolved in CAEL - 101 Treated Mice With Human AL λ and κ 10

Renal Response Phase 1a & 1b (n=8) Cardiac Response Phase 1a & 1b (n=8) Overall Responders Best Organ Response Phase 1a Phase 1b 12 Weeks 4 Weekly Doses 8 Weeks Single Dose 63% Responders 70% Responders 5/8 Patients 7/10 Patients Responder Stable Progressior >30% and >300 pg /ml increase in NT - proBNP >30% and >300 pg /ml decrease in NT - proBNP 63% 25% 12.5% 5/8 2/4 from Phase 1a 3/4 from Phase 1b Patients 2/8 Patients 1/8 CAEL - 101 Phase 1a/1b Organ Response Rates 11 Responder Stable Progressior 75% 25% 0% 6/8 Patients 2/4 from Phase 1a 4/4 from Phase 1b 2/8 Patients >30% decrease in proteinuria or a decrease to <0.5 g/24 hours >25% worsening in eGFR

Marked and Sustained Cardiac Response After a Single Dose PATIENT 3 PROFILE □ Refractory λ AL Amyloidosis □ Baseline NT - proBNP approx. 13,000 ng/L □ Previous treatments: 1 □ Best Hematologic response to chemotherapy: VGPR □ No Organ response to chemotherapy □ Persistently elevated NT - proBNP □ NYHA Class III Organ response to 11 - 1F4 □ NYHA Class I □ NT - proBNP Reduction to below 4,000 ng/L Apr-2015 Jul-2015 Oct-2015 Jan-2016 Apr-2016 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 NT pro - BNP (ng/L) Started Phase 1a CAEL - 101 Started Phase 1b CAEL - 101 Cardiac response (NT - proBNP ) in a patient during Phase 1a/b clinical trial of CAEL - 101 antibody 12

PATIENT 7 PROFILE □ Refractory λ AL Amyloidosis □ Baseline 24 - hr urine protein in mg/24hr: approx. 10,000 □ Previous treatments: 6 □ No Organ response to chemotherapy □ Persistence of significant proteinuria Organ response to CAEL - 101 □ 24 hour urine protein in ng/24 hr : approx. 3,000 Marked and Sustained Renal Response After a Single Dose 0 2,000 4,000 6,000 8,000 10,000 12,000 Apr-2015 Jul-2015 Oct-2015 Jan-2016 Apr-2016 24 hr urine protein (mg/24hr) Started Phase 1a CAEL - 101 Started Phase 1b CAEL - 101 24 hour urine protein in a patient before and during Phase 1a/b clinical trial of CAEL - 101 antibody 13

CAEL - 101 Highlights 14 Experienced Leadership Team Phase 2 to commence in 2018 Organ activity independent of light chain sub - type Marked and sustained responses even after a single dose No dose limiting toxicity Promising Phase 1a/1b data Pioneering antibody

Lindsay Rosenwald, MD Executive Chairman Michael Spector Chief Executive Officer Key Leadership 15 • Prolific biotechnology entrepreneur • Chairman and CEO of Fortress Biotech • 20+ years founding and capitalizing numerous public and private biotechnology and life sciences companies • 25+ years of leadership experience in pharmaceuticals and biotechnology • Launched several new biotech and specialty pharmaceutical companies • Worked on 4 Continents in R&D and General Management roles • Professor of Medicine at Columbia University Medical Center, New York • Director of the Multiple Myeloma and Amyloidosis Service at Columbia University and at New York Presbyterian Hospital Suzanne Lentzsch, MD Scientific Advisory Board Chair